SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 1, 2001
(Date of earliest event reported)

ChevronTexaco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-368-2	94-0890210

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Market Street, San Francisco, CA 94105

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (415) 894-7700

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.
Signature

Item 5. Other Events.

     The following is a description of the common stock and the associated preferred stock purchase rights of ChevronTexaco Corporation (“ChevronTexaco,” or the “Registrant”) which are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended. This description is being filed in this current report for the convenience of its incorporation by reference into future filings with the Securities and Exchange Commission.

DESCRIPTION OF CHEVRONTEXACO COMMON STOCK AND PREFERRED STOCK PURCHASE RIGHTS

     The following describes the material terms of the common stock, par value $0.75 per share (the “Common Stock”), and the Series A preferred stock purchase rights (the “Preferred Stock Purchase Rights”) of ChevronTexaco. This description is qualified in its entirety by reference to the restated certificate of incorporation and by-laws of ChevronTexaco and the Rights Agreement, dated as of November 23, 1998, as amended (the “Rights Agreement”), by and between ChevronTexaco and ChaseMellon Shareholder Services, L.L.C., as rights agent.

ChevronTexaco Common Stock

     The holders of Common Stock are entitled to receive such dividends or distributions as are lawfully declared on Common Stock, to have notice of any authorized meeting of stockholders, and to one vote for each share of Common Stock on all matters which are properly submitted to a vote of ChevronTexaco stockholders. As a Delaware corporation, ChevronTexaco is subject to statutory limitations on the declaration and payment of dividends. In the event of a liquidation, dissolution or winding up of ChevronTexaco, holders of Common Stock have the right to a ratable portion of assets remaining after satisfaction in full of the prior rights of creditors, including holders of ChevronTexaco’s indebtedness, all liabilities and the aggregate liquidation preferences of any outstanding shares of ChevronTexaco preferred stock. The holders of Common Stock have no conversion, redemption, preemptive or cumulative voting rights.

ChevronTexaco Series A Preferred Stock Purchase Rights

     From and after the adoption of the Rights Agreement, Preferred Stock Purchase Rights are attached to each share of Common stock. The Preferred Stock Purchase Rights are not now exercisable, and it is not known whether they ever will be exercisable. No action can be taken by holders of Preferred Stock Purchase Rights at this time. The Preferred Stock Purchase Rights will expire on the earlier of (1) November 23, 2008, or (2) redemption or exchange of the Preferred Stock Purchase Rights as described below.

     In general, until the Preferred Stock Purchase Rights are exercisable or are redeemed or exchanged or expire unexercised, each Preferred Stock Purchase Right is associated with and cannot be separated from the underlying share of Common Stock to which it is attached. Accordingly, until the Preferred Stock Purchase Rights are separate from the Common Stock, (1) each holder of outstanding shares of Common Stock is also the holder of an equal number of Preferred Stock Purchase Rights, (2) any sale or other transfer of shares of Common Stock by a holder thereof also will cause a transfer of the associated Preferred Stock Purchase Rights, (3) no income or loss will be recognized with respect to the sale of Preferred Stock Purchase Rights incident to a sale of Common Stock, and (4) no certificates will be issued to evidence ownership of the Preferred Stock Purchase Rights, but certificates for shares of Common Stock will also represent the associated Preferred Stock Purchase Rights. Until a Preferred Stock Purchase Right is exercised, it confers no rights as a stockholder, including, without limitation, the right to vote or to receive dividends.

     The Preferred Stock Purchase Rights will separate from the Common Stock if there is a “Distribution Date.” A Distribution Date would occur upon the earliest to happen of (1) a public announcement that someone has become an “Acquiring Person,” meaning that such person (including affiliated or associated persons or entities) has acquired, or obtained the right to acquire, beneficial ownership of 10 percent or more (unless such person is Texaco, Inc., in which case, 20 percent or more) of the outstanding shares of Common Stock, other than as a result of repurchases of stock by ChevronTexaco, or (2) 10 days (unless such date is extended by the Board of Directors) having elapsed following the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer that would result in someone becoming an Acquiring Person. If a Distribution Date occurs, the Preferred Stock Purchase Rights will become exercisable and separately tradable, and ChevronTexaco will issue certificates for the Preferred Stock Purchase Rights as soon as possible.

     The ChevronTexaco Series A participating preferred stock, par value $1.00 per share (the “Series A Preferred Stock”), purchasable upon exercise of the Preferred Stock Purchase Rights will be nonredeemable and junior to any other series of preferred stock ChevronTexaco may issue (unless otherwise provided in the terms of such stock). Each share of Series A Preferred Stock will have a preferential quarterly dividend in an amount equal to 1,000 times the dividend declared on each share of Common Stock, but in no event less than $25. In the event of liquidation, the holders of shares of Series A Preferred Stock will receive a preferred liquidation payment equal to the greater of $1,000 or 1,000 times the payment made per each share of Common Stock.

     Each share of Series A Preferred Stock will have 1,000 votes, voting together with the shares of Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Series A Preferred Stock will be entitled to receive 1,000 times the amount and type of consideration received per share of Common Stock. The rights of the Series A Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions.

     The amount of Series A Preferred Stock that the holder of a Preferred Stock Purchase Right is entitled to receive upon exercise of a Preferred Stock Purchase Right and the purchase price payable upon exercise are both subject to adjustment. Initially, the purchase price is $320 per Preferred Stock Purchase Right. If no one has yet become an Acquiring Person, payment of the purchase price entitles the holder of a Preferred Stock Purchase Right to receive only one one-thousandth of a share of Series A Preferred Stock. If someone has become an Acquiring Person, however, payment of the purchase price entitles the holder to receive a number of one one-thousandth shares having a value, based on the then current market value of the Common

Stock, equal to two times the purchase price. In addition, if someone has become an Acquiring Person, and thereafter ChevronTexaco is involved in a merger or other business combination transaction, a holder of a Preferred Stock Purchase Right also will be able to acquire, upon payment of the purchase price, common stock of ChevronTexaco or its successor having a value, based on the market value of ChevronTexaco or its successor at the time of the transaction, equal to twice the value of the purchase price. Some limitations apply to the timing of exercise of the Preferred Stock Purchase Rights, and any Preferred Stock Purchase Rights belonging to an Acquiring Person are null and void.

     The Board of Directors may redeem the Preferred Stock Purchase Rights in whole, but not in part, at the redemption price of $0.01 per Preferred Stock Purchase Right, at any time before there is an Acquiring Person. After there is an Acquiring Person, the Preferred Stock Purchase Rights may be redeemed only in very limited circumstances. However, the Board of Directors may in some cases also exchange all or part of the then outstanding and exercisable Preferred Stock Purchase Rights (except for Preferred Stock Purchase Rights that have become void) for shares of Common Stock at a rate of one share of Common Stock (or substitute consideration) per Preferred Stock Purchase Right. Upon redemption or exchange, the right to exercise the Preferred Stock Purchase Rights will terminate and the only right of the holders of Preferred Stock Purchase Rights will be to receive the redemption price or the exchange consideration, as applicable.

Transfer Agent and Registrar

     Mellon Investor Services, L.L.C., is the transfer agent and registrar for the Common Stock.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2001

CHEVRONTEXACO CORPORATION

/s/ LYDIA I. BEEBE

Lydia I. Beebe, Corporate Secretary